EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACTO OF 2002,

In connection with the Quarterly Report of Aztec Oil & Gas, Inc. (the “Company”) on Form 10-QSB for the fiscal quarter ended November 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) I, Kirk N. Blackim, President and Director of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  January 16, 2007

By: /s/ Kirk N. Blackim
Name: Kirk N. Blackim
Title: President and Director
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Seurities and Exchange Commission or its staff upon request.